Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock, $.01 par value per share, of Five Star Quality Care, Inc., dated as of May 14, 2010, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

May 14, 2010
(Date)

SENIOR HOUSING PROPERTIES TRUST

/s/ Richard A. Doyle
(Signature)

Richard A. Doyle, Treasurer and Chief Financial Officer
(Name/Title)

REIT MANAGEMENT & RESEARCH LLC

/s/ Adam D. Portnoy
(Signature)

Adam D. Portnoy, President and Chief Executive Officer
(Name/Title)

REIT MANAGEMENT & RESEARCH TRUST

/s/ Adam D. Portnoy
(Signature)

Adam D. Portnoy, President and Chief Executive Officer
(Name/Title)

BARRY M. PORTNOY

/s/ Barry M. Portnoy
(Signature)

ADAM D. PORTNOY

/s/ Adam D. Portnoy
(Signature)